UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2005

Doral Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	0 – 17224	66 – 0312162

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico,	00920 – 2717

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 474 – 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Doral Financial Corporation
Current Report on Form 8-K

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

     On February 22, 2005, the Board of Directors of Doral Financial Corporation (the “Corporation”) approved certain amendments to the By-Laws of the Corporation. The amendments added a new Section 11 to Article II of the By-Laws to (i) formalize the order of succession for presiding over meetings of shareholders of the Corporation, and (ii) to establish that the meetings of shareholders of the Corporation shall be conducted in accordance with the American Bar Association Handbook for the Conduct of Shareholder’s Meetings. The amendments became effective upon their adoption by the Board of Directors on February 22, 2005. A copy of the By-Laws of the Corporation, as amended, is filed as Exhibit 3.1 to this Form 8-K.

ITEM 7.01  REGULATION FD DISCLOSURE

     On February 23, 2005, the Corporation issued a press release to, among other things, clarify that the Corporation had not made any investments in collateralized bond obligations or CBOs or collateralized loan obligations or CLOs and was not the subject of any regulatory investigation. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     The Corporation does not intend for this Item 7.01 or Exhibit 99.1 to be treated as “filed” under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

ITEM 8.01 OTHER EVENTS

     On January 22, 2005, the Board of Directors of the Corporation declared a quarterly dividend on the Corporation’s 4.75% Perpetual Cumulative Convertible Preferred Stock, in the amount of $2.96875 per share, payable on March 15, 2005 to holders of record as of the close of business on March 1, 2005.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

3.1	By-Laws of Doral Financial Corporation.
99.1	Press Release dated February 23, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2005	Doral Financial Corporation
	By:	/s/ Ricardo Melendez
	Name:	Ricardo Melendez
	Title:	Executive Vice President and Chief Financial Officer